Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of General Communication, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronald A. Duncan, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, except that, as described in the Report, the Company’s independent registered public accounting firm has not completed its review of the financial statements as required by Rule 10-01(d) of Regulation S-X (see Note 1 of the Notes to Interim Condensed Consolidated Financial Statements included in the Report); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 13, 2006	/s/ Ronald A. Duncan
Ronald A. Duncan
Chief Executive Officer
General Communication, Inc.

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